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Soliciting Material Pursuant to §240.14a-12

AMPLIPHI BIOSCIENCES CORPORATION
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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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AMPLIPHI BIOSCIENCES CORPORATION
3579 Valley Centre Drive, Suite 100
San Diego, California 92130
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 17, 2018
Dear Shareholder:
You are cordially invited to attend the 2018 Annual Meeting of Shareholders of AmpliPhi Biosciences Corporation, a Washington corporation (“AmpliPhi” or the “Company”). The meeting will be held on Monday, December 17, 2018 at 8:00 a.m. local time at the offices of Cooley LLP located at 4401 Eastgate Mall, San Diego, California 92121 for the following purposes:
1.
To elect two Class III Directors of the Company.

2.
To approve an amendment to AmpliPhi Biosciences Corporation’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 67,000,000 shares to 217,000,000 shares (the “Authorized Shares Increase Proposal”).

3.
To authorize the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of the Authorized Shares Increase Proposal (the “Adjournment Proposal”).

4.
To ratify the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

5.
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the meeting is November 5, 2018. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of
Shareholders to be held on December 17, 2018 at 8:00 a.m. local time at the offices of Cooley LLP located at 4401 Eastgate Mall, San Diego, California 92121

The proxy statement and annual report to shareholders are available at
https://investor.ampliphibio.com/annual-reports

By Order of the Board of Directors,
Jeremy Curnock Cook
Chairman of the Board of Directors
San Diego, California
November 9, 2018
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

AMPLIPHI BIOSCIENCES CORPORATION
3579 Valley Centre Drive, Suite 100
San Diego, California 92130
PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 17, 2018
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of AmpliPhi Biosciences Corporation (sometimes referred to as the “Company”, “AmpliPhi”, “we” or “us”) is soliciting your proxy to vote at the 2018 Annual Meeting of Shareholders (the “annual meeting” or the “meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about November 9, 2018 to all shareholders of record entitled to vote at the annual meeting.
How do I attend the annual meeting?
The meeting will be held on Monday, December 17, 2018 at 8:00 a.m. local time at the offices of Cooley LLP located at 4401 Eastgate Mall, San Diego, California 92121. Directions to the annual meeting may be found at https://investor.ampliphibio.com/annual-reports. Information on how to vote in person at the annual meeting is discussed below.
Who can vote at the annual meeting?
Only shareholders of record at the close of business on November 5, 2018 will be entitled to vote at the annual meeting. On this record date, there were shares of common stock outstanding and entitled to vote.
Shareholder of Record: Shares Registered in Your Name
If on the record date your shares were registered directly in your name with AmpliPhi’s transfer agent, Computershare, Inc., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are four matters scheduled for a vote:
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Election of the two nominees for director named in this proxy statement;

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Amendment of AmpliPhi Biosciences Corporation’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 67,000,000 shares to 217,000,000 shares (the “Authorized Shares Increase Proposal”);

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Authorize the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of the Authorized Shares Increase Proposal (the “Adjournment Proposal”); and

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Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy using the enclosed proxy card or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.
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To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on December 16, 2018 to be counted.

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To vote through the internet, go to www.envisionreports.com/APHB to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on December 16, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from AmpliPhi. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on the record date.
What happens if I do not vote?
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposals 2, 3 and 4 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable: “For” Proposal 1, the election of both nominees for director; “For” Proposal 2, the Authorized Shares Increase Proposal; “For” Proposal 3, the Adjournment Proposal; and “For” Proposal 4, ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Georgeson LLC may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, Georgeson LLC will be paid its customary fee of approximately $10,000, plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Shareholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to our Secretary at AmpliPhi Biosciences Corporation, 3579 Valley Centre Drive, Suite 100, San Diego, California 92130.

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You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are shareholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Secretary at AmpliPhi Biosciences Corporation, 3579 Valley Centre Drive, Suite 100, San Diego, California 92130 by (i) July 12, 2019, or (ii) if the date of our 2019 Annual Meeting of Shareholders is more than 30 days before the one-year anniversary of the date of this year’s annual meeting, by a date that constitutes a reasonable time before we print and send our proxy materials to shareholders, which will be disclosed in a report filed by us with the Securities and Exchange Commission (“SEC”). If you wish to submit a proposal (including a director nomination) that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address not fewer than 60 nor more than 90 days prior to the date approved by the Board of Directors to hold the 2019 Annual Meeting of Shareholders; provided, that if we provide less than 60 days’ notice of such date, your proposal (including a director nomination) must be received by our Secretary not later than the tenth day following the day on which the notice of the date of the 2019 Annual Meeting of Shareholders is mailed or publicly disclosed. Please review our current bylaws, which contain additional requirements regarding advance notice of shareholder proposals and nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Under the rules of the NYSE American, abstentions are considered to be votes “cast” and will have the same effect as “Against” votes for Proposals 2, 3 and 4. Broker non-votes will not be counted towards the vote total for any proposal except for Proposal 2, the Authorized Shares Increase Proposal. For the Authorized Shares Increase Proposal, broker non-votes will have the same effect as “Against” votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the New York Stock Exchange to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	The two nominees receiving the most “For” votes will be elected to the Board of Directors.	None	None
2	Authorized Shares Increase Proposal	“For” votes from the holders of at least a majority of the shares outstanding on the record date.	Against	Against
3	Adjournment Proposal	The number of shares that cast a vote “For” the proposal must exceed the number of shares that cast a vote “Against” the proposal.	Against	None
4	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018	The number of shares that cast a vote “For” the proposal must exceed the number of shares that cast a vote “Against” the proposal.	Against	None
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares entitled to vote on a matter and be counted collectively upon such matter are present at the meeting in person or represented by proxy. On the record date, there were 32,293,308 shares outstanding and entitled to vote. Thus, the holders of 16,146,655 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The proxy statement, Form 10-K and annual report to shareholders are available at
https://investor.ampliphibio.com/annual-reports.

Proposal 1
Election of Directors
AmpliPhi’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Under our current bylaws, any vacancy occurring on the Board (other than a director removed for cause by the shareholders) may be filled by the shareholders, the Board or, if the directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining directors. A vacancy occurring as a result of the removal of a director for cause may be filled only by a vote of the holders of two-thirds of the shares then entitled to elect the director removed.
The Board of Directors presently has six members. There are two directors in Class III, whose terms of office expire at the annual meeting. The two nominees for Class III director are Jeremy Curnock Cook and Paul C. Grint, M.D. Each of the Class III director nominees is currently a director of the Company who was previously elected by the shareholders. If elected at the annual meeting, each of these Class III director nominees would serve until the 2021 Annual Meeting of Shareholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
The Board Of Directors Recommends
a Vote “For” Each Named Nominee.
The following table sets forth information for our current directors:
Name	Age	Position
Paul C. Grint, M.D.	60	Chief Executive Officer, Director
Jeremy Curnock Cook(2)(3)	69	Chairman of the Board
Louis Drapeau(1)(2)(3)	74	Director
Wendy S. Johnson	66	Director
Michael S. Perry, Ph.D.(1)(2)(3)	59	Director
Vijay B. Samant(1)	65	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.
Nominees for Election for a Three-year Term Expiring at the 2021 Annual Meeting
Jeremy Curnock Cook has served as a member of our Board of Directors since July 1995 and as Chairman of the Board of Directors since February 1998. From September 2014 to May 2015, he served as our Interim Chief Executive Officer. Mr. Curnock Cook has served as Chairman of International Bioscience Managers Limited, a corporate and investment advisory firm, since 2000, and also currently serves as Managing Director of Bioscience Managers Pty Ltd, a medical sciences fund manager. From 1987 to 2000, Mr. Curnock Cook was a director of Rothschild Asset Management Limited, a corporate and investment advisory company, and was responsible for the Rothschild Bioscience Unit. Mr. Curnock Cook founded the International Biochemicals Group in 1975, which was sold in 1985 to Royal Dutch Shell, where he served as Managing Director until 1987. He also serves as a member of the board of directors of Avita Medical Ltd, a publicly traded (ASX:AVH) medical technology company, Nexus6 Ltd and SeaDragon Ltd. Mr. Curnock Cook received an M.A. in natural sciences from Trinity College, Dublin. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Curnock Cook’s significant experience as a board member of multiple biotechnology companies qualifies him to serve on our Board of Directors.
Paul C. Grint, M.D. has served as our Chief Executive Officer since May 2017 and as a member of our Board of Directors since November 2015. Dr. Grint served on the Compensation Committee of our Board of Directors until his appointment as our Chief Executive Officer. From June 2015 to May 2017, Dr. Grint served as the President and Chief Executive Officer and on the board of directors of Regulus Therapeutics Inc., a company focused on the discovery and development of microRNA therapeutics, and served as the Chief Medical Officer of Regulus Therapeutics Inc. from June 2014 to June 2015. From February 2011 to June 2014, Dr. Grint served as the President of Cerexa, Inc., a wholly owned subsidiary of Forest Laboratories, Inc., a pharmaceutical company, where he was responsible for the oversight of anti-infective product development. Before that, Dr. Grint served as Senior Vice President of Research at Forest Research Institute, Inc., the scientific development subsidiary of Forest Laboratories, Inc., from January 2009 to February 2011, and as Chief Medical Officer of Kalypsys, Inc., a biopharmaceutical company, from 2006 to 2008. Dr. Grint also previously served in similar executive level positions at Pfizer Inc., IDEC Pharmaceuticals Corporation, and Schering-Plough Corporation. Dr. Grint currently serves on the board of directors of Amplyx Pharmaceuticals, Inc. and of Synedgen, Inc., and served on the board of directors of Illumina Inc. from April 2005 to May 2013. Dr. Grint received a B.S. in Medical Science from St. Mary’s Hospital in London and his medical degree from St. Bartholomew’s Hospital Medical College at the University of London. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Grint’s significant experience in leading biotechnology and pharmaceutical companies, as well his significant experience in drug development and in the biotechnology industry, qualifies him to serve on our Board of Directors.
The following is a brief biography, and a discussion of the specific experience, qualifications, attributes or skills of each director whose term will continue after the 2018 Annual Meeting of Shareholders.
Class I Directors Continuing in Office until the 2019 Annual Meeting
Louis Drapeau has served as a member of our Board of Directors since March 2011. Since October 2007 through February 2016, Mr. Drapeau has served in various management positions of InSite Vision, a traded ophthalmology drug development company that was acquired in October 2015, including Vice President and Chief Financial Officer and Chief Executive Officer from November 2008 to December 2010. Prior to InSite Vision, he served as Chief Financial Officer, Senior Vice President, Finance, at Nektar Therapeutics, a biopharmaceutical company, from January 2006 to August 2007. Prior to Nektar, he served as Acting Chief Executive Officer from August 2004 to May 2005 and as Senior Vice President and Chief Financial Officer from August 2002 to August 2005 for BioMarin Pharmaceutical Inc. Previously, Mr. Drapeau spent 30 years at Arthur Andersen, including 19 years as an Audit Partner in Arthur Andersen’s Northern California Audit and Business Consulting practice, which included 12 years as

Managing Partner. From February 2007 until April 2017, Mr. Drapeau served as a member of the board of Bio-Rad Laboratories, Inc., a publicly traded pharmaceutical company. Mr. Drapeau currently serves on the board of directors of Avita Medical Ltd, a publicly traded (ASX:AVH) medical technology company, Mr. Drapeau received a B.S. in mechanical engineering and an M.B.A. from Stanford University. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Drapeau’s experience with respect to accounting and financial matters qualifies him to serve on our Board of Directors.
Michael S. Perry, D.V.M., Ph.D. has served as a member of our Board of Directors since November 2005. Since June 2017 Dr. Perry has served as the Chief Executive Officer of Avita Medical Ltd, a publicly traded (ASX:AVH) medical technology company, and has been a member of the board of directors of Avita Medical since February 2013. Since April of 2017 he has also served as a Director and Operating Partner of Bioscience Managers Pty Ltd., a medical sciences fund manager. From January 2016 to April 2017, Dr. Perry served as Senior Vice President and Chief Scientific Officer of Global Business Development and Licensing for Novartis AG. From September 2014 to January 2016 he served as Chief Scientific Officer for the Cell and Gene Therapy Unit of Novartis Pharmaceuticals Corporation and from October 2012 to September 2014, he served as Global Head of Stem Cell Therapy and Vice President of the Integrated Hospital Care Franchise for Novartis Pharmaceuticals Corporation. Prior to rejoining Novartis in October 2012, he was a Venture Partner with Bay City Capital, LLC, a venture capital firm, from 2005 to September 2012. While serving in this capacity, he concurrently served as President and Chief Medical Officer at Poniard Pharmaceuticals, Inc., a publicly held drug development company, and from 2009 to 2011. Dr. Perry also previously served as Chief Development Officer of VIA Pharmaceuticals, Inc., a publicly held biotechnology company, from 2005 to 2009. Dr. Perry served as Chairman and Chief Executive Officer of Extropy Pharmaceuticals, Inc., a privately held pediatric specialty pharmaceutical company, from 2003 to 2005. From 2002 to 2003, he served as President and Chief Executive Officer of Pharsight Corporation, a publicly held software and consulting services firm. From 2000 to 2002, he served as Global Head of Research and Development for Baxter Healthcare’s BioScience Division (now Baxalta). From 1997 to 2000, Dr. Perry served as President and Chief Executive Officer of SyStemix Inc. and Genetic Therapy Inc., both wholly-owned subsidiaries of Novartis Pharma. Dr. Perry served as Vice President of Regulatory Affairs for Novartis from 1994 to 1997. Prior to 1994, Dr. Perry held various management positions with Syntex Corporation (now Roche), Schering-Plough Corporation (now Merck) and BioResearch Laboratories, Inc. Dr. Perry received a Doctor of Veterinary Medicine (DVM), a Ph.D. in biomedical science-pharmacology specialty and an Honours B.Sc. in physics from the University of Guelph in Ontario, Canada. He is also a graduate of the Harvard Business School International Management Forum. Dr. Perry has served as Adjunct Professor in the Gates Center for Regenerative Medicine at the University of Colorado School of Medicine, Anschutz Medical Campus since November 2013. He has served as a member of the board of directors of Arrowhead Pharmaceuticals since December 2011 and on the board of Gamida Cell Ltd. since May 2017. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Perry’s substantial scientific and medical knowledge, investing experience, and operational and executive experience in the biotechnology and pharmaceutical industries qualifies him to serve on our Board of Directors.
Class II Directors Continuing in Office until the 2020 Annual Meeting
Wendy S. Johnson has served as a member of our Board of Directors since May 2014. In addition, Ms. Johnson served as our Interim Chief Operating Officer from September 2014 to January 2017. From 2005 to January 2014, Ms. Johnson served as a venture partner at ProQuest Investments, a venture capital firm. From 2006 to January 2014, Ms. Johnson served as the President and Chief Executive Officer of Aires Pharmaceuticals, a ProQuest portfolio company. Prior to joining ProQuest, she served as Senior Vice President, Corporate Development, at Salmedix Inc., and she held senior business and corporate development positions at WomenFirst Healthcare, Prizm Pharmaceuticals (Selective Genetics Inc.), Cytel Corp., Synbiotics Corp., and Murex Corp. (Cambridge U.K.). Additionally, Ms. Johnson served as Assistant Director with the Center for Devices and Radiological Health at the U.S. Food and Drug Administration. Ms. Johnson received an M.B.A. from Loyola University, an M.S. in clinical microbiology from the Hahnemann Medical School and a B.S. in microbiology from the University of Maryland. The

Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Johnson’s significant experience in pharmaceutical drug development and business development, as well her strong background in microbiology, qualifies her to serve on our Board of Directors.
Vijay B. Samant has served as a member of our Board of Directors since November 2015. Since November 2000, Mr. Samant has served as President and Chief Executive Officer of Vical, Inc., a developer of biopharmaceutical products for the prevention and treatment of chronic life-threatening infectious diseases. Prior to joining Vical, he had 23 years of diverse U.S. and international sales, marketing, operations, and business development experience with Merck. From 1998 to 2000, he was Chief Operating Officer of the Merck Vaccine Division. From 1990 to 1998, he served in the Merck Manufacturing Division as Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management. Mr. Samant holds a master’s degree in management studies from the Sloan School of Management at the Massachusetts Institute of Technology, a master’s degree in chemical engineering from Columbia University, and a bachelor’s degree in chemical engineering from the University of Bombay, University Department of Chemical Technology. Mr. Samant has been a member of the board of directors of Vical since 2000, and was a member of the board of directors of Raptor Pharmaceutical Corporation from 2011 to 2014, and was a member of the board of directors for BioMarin Pharmaceutical Inc. from 2002 to 2004. Mr. Samant was a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010, a member of the Board of Trustees for the National Foundation for Infectious Diseases from 2003 to 2012, and a member of the Board of Trustees for the International Vaccine Institute in Seoul, Korea from 2008 to 2012. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Samant’s significant experience leading biopharmaceutical product development companies, as well his significant sales, marketing, operations, and business development expertise within the biotechnology and pharmaceutical industries, qualifies him to serve on our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the NYSE American listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of  “independent,” including those set forth in pertinent listing standards of NYSE American, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NYSE American listing standards, other than Dr. Grint and Ms. Johnson. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. The Board concluded that Dr. Grint and Ms. Johnson are not independent directors within the meaning of the applicable NYSE American listing standards rules given their roles as Chief Executive Officer and former Interim Chief Operating Officer, respectively.
Board Leadership Structure
Our Board of Directors has a Chairman, Jeremy Curnock Cook, who has authority, among other things, to call and preside over board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board of Directors. We have a separate chair for each committee of the Board. As a general policy, the Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. As such, Dr. Grint serves as our Chief Executive Officer while Mr. Cook serves as our Chairman of the Board of Directors but is not an officer. We expect and intend the positions of Chairman of the Board of Directors and Chief Executive Officer to continue to be held by separate individuals in the future.
Role of the Board in Risk Oversight
The Audit Committee of our Board of Directors is primarily responsible for overseeing our financial risk management processes on behalf of the Board. Going forward, we expect that the Audit Committee will receive reports from management at least quarterly regarding our assessment of risks. In addition, the Audit Committee reports regularly to the full Board, which also considers our risk profile. The Audit Committee and the Board focus on the most significant risks we face and our general risk management strategies. While the Board oversees our risk management, our management is responsible for day-to-day risk management processes. The Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors’ leadership structure, which also emphasizes the independence of our Board of Directors in its oversight of its business and affairs, supports this approach.
Meetings of the Board of Directors
The Board of Directors met 23 times during the last fiscal year. Each Board member attended 75% or more of the total number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
As required under applicable NYSE American listing standards, during 2017, the Company’s independent directors met on a regular basis in executive session without the presence of non-independent directors and management.

Information Regarding Committees of the Board of Directors
The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information during 2017 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Jeremy Curnock Cook		X	X*
Louis Drapeau(1)	X*	X	X
Michael S. Perry, Ph.D.	X	X*	X
Vijay B. Samant	X
M. Scott Salka(2)
Paul C. Grint, M.D.(3)		X
Wendy S. Johnson
Total meetings during 2017	5	4	None

*
Committee Chairperson

(1)
Mr. Drapeau was appointed to the Compensation Committee in June 2017.

(2)
Mr. Salka resigned as Chief Executive Officer and as a member of the Board of Directors, effective May 31, 2017.

(3)
Dr. Grint was appointed as Chief Executive Officer effective June 1, 2017 and resigned from the Compensation Committee concurrently with his appointment as Chief Executive Officer.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable NYSE American rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The functions of this Audit Committee include, among other things:
•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors and to present the committee’s conclusion to our Board of Directors;

•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•
monitoring the rotation of partners of our independent auditors on our audit engagement team as required by law;

•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our internal control over financial reporting;

•
reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding internal accounting controls, accounting or auditing matters and other matters;

•
preparing the report that the SEC requires in our annual proxy statement;

•
reviewing and providing oversight of any related-person transactions in accordance with our related-person transactions policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•
reviewing on a periodic basis our investment policy; and

•
reviewing and evaluating on an annual basis its own performance, including its compliance with its charter.

Our Audit Committee consists of Louis Drapeau, Michael S. Perry and Vijay Samant. The Board of Directors reviews the NYSE American listing standards definition of independence for Audit Committee members on an annual basis and has determined that each of the members of our Audit Committee satisfies the NYSE American listing requirements and SEC independence requirements. Mr. Drapeau serves as the chair of our Audit Committee.
Our Board of Directors has determined that Mr. Drapeau qualifies as an Audit Committee financial expert within the meaning of SEC regulations. In making this determination, our Board of Directors has considered Mr. Drapeau’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.
The Audit Committee charter can be found on our website at https://investor.ampliphibio.com/corporate-governance.
Report of the Audit Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
Mr. Louis Drapeau
Dr. Michael S. Perry
Mr. Vijay Samant

Compensation Committee
Our Compensation Committee consists of Jeremy Curnock Cook, Louis Drapeau and Michael S. Perry. Dr. Perry serves as the chair of our Compensation Committee. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, as defined pursuant to Section 162(m) of the Code, and satisfies the NYSE American listing independence requirements. The functions of this committee include, among other things:
•
reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•
reviewing and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) the compensation and other terms of employment of our executive officers;

•
reviewing and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•
reviewing making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee Board members;

•
establishing policies with respect to votes by our shareholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•
administering our equity incentive plans;

•
establishing policies with respect to equity compensation arrangements;

•
reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•
reviewing and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers;

•
reviewing the adequacy of its charter on a periodic basis;

•
reviewing with management and approving our disclosures, if any, under the caption “Compensation Discussion and Analysis” and related tables in our periodic reports or proxy statements to be filed with the SEC;

•
preparing the report that the SEC requires in our annual proxy statement; and

•
reviewing and assessing on an annual basis its own performance.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE American, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, if any, including analyses of executive and director compensation paid at other companies identified by the consultant.
The Compensation Committee charter can be found on our website at https://investor.ampliphibio.com/corporate-governance.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other things:
•
identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;

•
evaluating director performance on management and the Board and applicable committees of the Board and determining whether continued service on our Board of Directors is appropriate;

•
evaluating, nominating and recommending individuals for membership on our Board of Directors;

•
evaluating nominations by shareholders of candidates for election to our Board of Directors;

•
considering and assessing the independence of members of our Board of Directors;

•
developing a set of corporate governance policies and principles, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;

•
reviewing the adequacy of its charter on an annual basis; and

•
annually evaluating the performance of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee consists of Jeremy Curnock Cook, Louis Drapeau and Michael S. Perry. Our Board of Directors has determined that each of the members of this committee satisfies the NYSE American listing independence requirements. Mr. Curnock Cook serves as the chair of our Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee believes that candidates for director should, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and a sufficient level of participation), skills, diversity and expertise appropriate for our company. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee may consider our current needs and the needs of our Board of Directors, to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE American purposes, which determination is based upon applicable NYSE American listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Secretary of the Company at 3579 Valley Centre Drive, Suite 100, San Diego, California 92130, no later than the close of business on the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s annual meeting of shareholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and the number of shares of the Company’s stock that are owned beneficially by such nominating shareholder as of the date the submission is made. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
The Nominating and Corporate Governance Committee charter can be found on our website at https://investor.ampliphibio.com/corporate-governance.
Shareholder Communications with the Board of Directors
The Company’s Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of the Company at AmpliPhi Biosciences Corporation,

3579 Valley Centre Drive, Suite 100, San Diego, California 92130. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the individual directors on a periodic basis. These communications will be reviewed by the Company’s Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company’s Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters, discussed below, will be treated in accordance with that policy.
Any interested person may, however, communicate directly with the presiding director or the independent directors as a group. Persons interested in communicating directly with the independent directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent directors generally, in care of AmpliPhi Biosciences Corporation at 3579 Valley Centre Drive, Suite 100, San Diego, California 92130. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.
Code of Ethics
We have adopted a code of ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at http://www.ampliphibio.com under the Corporate Governance section of our Investor Relations page. We will promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals that is required to be disclosed pursuant to SEC rules and regulations, the name of such person who is granted the waiver and the date of the waiver.
Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters
We have adopted an Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. The Open Door Policy is contained in our Code of Business Conduct and Ethics and is available on our website at http://www.ampliphibio.com/corporate-governance.html.

Proposal 2
Approval of Increase in Number of Authorized Shares of Common Stock
The Board is requesting shareholder approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 67,000,000 to 217,000,000 shares. The form of amendment is attached to this proxy statement as Appendix A.
As of the record date, in addition to the 32,293,308 shares of common stock outstanding, the Board had reserved 28,613,290 of the remaining authorized and unissued shares of the Company for issuances under the Company’s equity incentive plans or upon exercise of outstanding warrants.
The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Although at present the Board has not approved any plans or proposals to issue any of the additional shares of our common stock that would become authorized for issuance if this proposal is approved, the Board desires to have the shares available to provide additional flexibility to use our common stock for financing and business purposes in the future. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for, with respect to the issuance of additional shares, effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share, if any, and voting rights of current holders of our common stock. If the amendment is adopted, it will become effective upon filing of Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington.
Unless further shareholder approval is required for a proposed issuance of additional shares by the rules of NYSE American or other applicable laws or regulations, the additional shares may be used for various purposes without further shareholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers and directors; establishing strategic relationships with other companies; expanding our business or product pipeline through the acquisition of other businesses or products, product candidates or technologies; and other purposes.
The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), shareholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.
If this proposal is not approved by our shareholders, our financing alternatives will be limited significantly by the lack of sufficient unissued and unreserved authorized shares of common stock, and shareholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly-skilled scientific, operational and managerial employees, and if this proposal is not approved by our shareholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities as the Board or the Compensation Committee thereof deems appropriate could adversely impact our ability to achieve these goals. In short, if our shareholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

Vote Required
The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date will be required to approve the amendment of the Company’s Amended and Restated Articles of Incorporation to effect the authorized shares increase. As a result, abstentions and broker non-votes, if any, will have the same effect as “against” votes.
The Board Of Directors Recommends
A Vote “For” Proposal 2.

Proposal 3
Authorization to Adjourn the Annual Meeting
General
If the annual meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 2, our proxy holders may move to adjourn the annual meeting at that time in order to enable the Board to solicit additional proxies.
In this proposal, we are asking our shareholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the annual meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 2. If our shareholders approve this proposal, we could adjourn the annual meeting and any adjourned session of the annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our shareholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 2, we could adjourn the annual meeting without a vote on such proposal and seek to convince our shareholders to change their votes in favor of such proposal.
If it is necessary to adjourn the annual meeting, no notice of the adjourned meeting is required to be given to our shareholders, other than an announcement at the annual meeting of the time and place to which the annual meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the annual meeting and entitled to vote on such matter. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.
The Board Of Directors Recommends
A Vote “For” Proposal 3.

Proposal 4
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the annual meeting. Ernst & Young LLP was selected as our independent accountant as of January 20, 2015. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
In order for Proposal 4 to be approved, the number of shares that vote “For” the proposal must exceed the number of shares that vote “Against” the proposal. Abstentions will be counted towards the vote total for Proposal 4 and will have the same effect as “Against” votes. Broker non-votes, if any, are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2017 and December 31, 2016.
	Fiscal Year Ended December 31, 2017	Fiscal Year Ended December 31, 2016
Audit Fees	$324,000	$493,000
Audit Related Fees	97,000	165,000
Tax Fees	—	—
All Other Fees	—	—
Total	$421,000	$658,000

Representatives of Ernst & Young LLP attended all of the meetings of the Audit Committee occurring during the years ended December 31, 2017 and 2016.
Pre-Approval Policies and Procedures
The Audit Committee approves in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit services provided by Ernst & Young LLP for the periods presented were pre-approved by the Audit Committee.
Ability to Continue as a Going Concern
The report of Ernst & Young LLP on the consolidated financial statements of the Company for the fiscal year ended December 31, 2017, included in the Form 10-K filed with the Securities and Exchange Commission on March 14, 2018 states that the Company has incurred net losses since its inception and has negative operating cash flows, which raise substantial doubts about the Company’s ability to continue as a going concern. Other than the foregoing, Ernst & Young LLP’s report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.
The Board Of Directors Recommends
A Vote “For” Proposal 4.

Executive Officers
The following table sets forth information regarding our executive officers as of the date of this proxy statement.
Name	Age	Position(s)
Paul C. Grint, M.D.	60	Chief Executive Officer, Director
Igor P. Bilinsky	45	Chief Operating Officer
Steve R. Martin	57	Chief Financial Officer
The following is biographical information for Igor P. Bilinsky, our Chief Operating Officer, and Steve R. Martin, our Chief Financial Officer. The biographical information for Dr. Grint is included under Proposal 1.
Igor P. Bilinsky, Ph.D. has served as our Senior Vice President, Chief Operating Officer, since January 30, 2017. Dr. Bilinsky previously served as Senior Vice President, Research Operations and General Manager, Immuno-Oncology of Ignyta, Inc. from February 2016 to January 2017, and before that served as Ignyta’s General Manager, Immuno-Oncology and Senior Vice President, Special Operations since September 2015. Prior to joining Ignyta, Dr. Bilinsky was Senior Vice President, Corporate Development at Vical Incorporated, a position he held since 2010. Dr. Bilinsky was previously Vice President, Business Development and Special Operations at Halozyme Therapeutics from 2008 to 2010, after joining Halozyme in 2007 as Executive Director, Corporate Development and Special Operations. From 2005 to 2007, Dr. Bilinsky was Chief Executive Officer of Androclus Therapeutics, a privately-held biotechnology company developing novel therapeutics for autoimmune and inflammatory diseases. He joined Androclus in 2004 as Chief Operating Officer. From 1999 to 2004, Dr. Bilinsky served in positions of increasing responsibility as a management consultant, project leader and ultimately as principal in the healthcare practice of the Boston Consulting Group, where he advised companies in the biotechnology, pharmaceutical and life science industries on business strategy, operational performance and mergers and acquisitions. Prior to joining the Boston Consulting Group, Dr. Bilinsky worked in research positions at Symyx Technologies and the Massachusetts Institute of Technology, or MIT, Lincoln Laboratory. Dr. Bilinsky received his B.S. degree in physics from the Moscow Institute of Physics and Technology and his Ph.D. degree in physics from MIT.
Steve R. Martin has served as our Chief Financial Officer since January 2016. Mr. Martin served as Senior Vice President and Chief Financial Officer of Applied Proteomics, Inc., a molecular diagnostics company, from December 2014 to August 2015. From June 2011 to December 2014, Mr. Martin served as Senior Vice President and Chief Financial Officer of Apricus Biosciences, Inc., a publicly traded pharmaceutical company, and served as the Interim Chief Executive Officer of Apricus from November 2012 through March 2013. From 2008 to January 2011, Mr. Martin served as Senior Vice President and Chief Financial Officer of BakBone Software, a publicly traded software company. During his final 10 months with BakBone until the company’s acquisition in January 2011, Mr. Martin also served as BakBone’s Interim Chief Executive Officer. From 2005 to 2007, Mr. Martin served as Chief Financial Officer of Stratagene Corporation, a publicly traded research products and clinical diagnostics company. Mr. Martin’s previous experience also includes serving as Controller with Gen-Probe Incorporated, a publicly traded molecular diagnostics company, as well as 10 years with Deloitte & Touche LLP, a public accounting firm. Mr. Martin holds a B.S. degree from San Diego State University and is a certified public accountant (inactive).

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding beneficial ownership of our capital stock by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our current executive officers and directors as a group.

The percentage ownership information in the table below is based on 16,468,308 shares of common stock outstanding as of September 30, 2018.
Information with respect to beneficial ownership provided in the table below is based upon information supplied by officers and directors and based upon Schedules 13D and 13G and Form 4 filed with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before November 29, 2018, which is 60 days after September 30, 2018. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o AmpliPhi Biosciences Corporation, 3579 Valley Centre Drive, Suite 100, San Diego, California 92130.
	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Shareholders
Sabby Management LLC(1) 10 Mountainview Road, Suite 205 Upper Saddle River, NJ 07458	1,280,910	7.2%
Empery Asset Management, LP(2) 1 Rockefeller Plaza, Suite 1205 New York, New York 10020	1,149,449	6.9%
Directors and Named Executive Officers
Paul C. Grint, M.D.(3)	57,260	*
Jeremy Curnock Cook(4)	482,019	2.9%
Louis Drapeau(5)	12,673	*
Michael S. Perry, Ph.D.(6)	478,600	2.9%
Vijay B. Samant(7)	12,122	*
Wendy Johnson(8)	16,529	*
Steve Martin(9)	64,125	*
Igor P. Bilinsky, Ph.D.(10)	59,338	*
M. Scott Salka(11)	71,421	*
All current executive officers and directors as a group (8 persons)(12)	716,196	4.3%

*
Represents beneficial ownership of less than 1%.

(1)
Consists of  (a) 640,455 shares of common stock held by Sabby Healthcare Master Fund, Ltd., which we refer to as Sabby Healthcare and (b) 640,455 shares of common stock held by Sabby Volatility Warrant Master Fund, Ltd., which we refer to as Sabby Volatility. Sabby Management, LLC serves as the investment manager of Sabby Healthcare and Sabby Volatility, and has shared voting and investment power over the shares beneficially owned by Sabby Healthcare and Sabby Volatility listed in the foregoing clauses (a) and (b). Shares held by Sabby Healthcare and Sabby Volatility may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Exchange Act) by Sabby Management, LLC. Sabby Management, LLC disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Hal Mintz is the Manager of Sabby Management, LLC. Shares held by this entity may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Exchange Act) by Mr. Mintz. Mr. Mintz disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(2)
Consists of 1,000,000 shares of common stock and warrants exercisable for 149,449 shares of common stock.

(3)
Consists of 599 shares of common stock held by Dr. Grint and 56,661 shares of common stock that Dr. Grint has the right to acquire from us within 60 days of September 30, 2018 pursuant to the exercise of stock options.

(4)
Consists of  (a) 330 shares of common stock held by Mr. Cook, (b) 16,219 shares of common stock that Mr. Cook has the right to acquire from us within 60 days of September 30, 2018 pursuant to the exercise of stock options, (c) 411,105 shares of common stock held by One Fund Management Limited as Trustee for Asia Pacific Healthcare Fund II, or One Funds, an entity with which Mr. Cook is affiliated, and (d) 55,365 shares of common stock issuable upon exercise of warrants held by One Funds.

(5)
Consists of 1,000 shares of common stock and 11,673 shares of common stock that Mr. Drapeau has the right to acquire from us within 60 days of September 30, 2018 pursuant to the exercise of stock options.

(6)
Consists of  (a) 230 shares of common stock held by Dr. Perry, (b) 11,900 shares of common stock that Dr. Perry has the right to acquire from us within 60 days of September 30, 2018 pursuant to the exercise of stock options, (c) 411,105 shares of common stock held by One Funds, an entity with which Dr. Perry is affiliated, and (d) 55,365 shares of common stock issuable upon exercise of warrants held by One Funds.

(7)
Consists of 12,122 shares of common stock that Mr. Samant has the right to acquire from us within 60 days of September 30, 2018, pursuant to the exercise of stock options.

(8)
Consists of 100 shares of common stock held by Ms. Johnson and 16,429 shares of common stock that Ms. Johnson has the right to acquire from us within 60 days of September 30, 2018 pursuant to the exercise of stock options.

(9)
Consists of 376 shares of common stock held by Mr. Martin and 63,749 shares of common stock that Mr. Martin has the right to acquire from us within 60 days of September 30, 2018 pursuant to the exercise of stock options.

(10)
Consists of 59,338 shares of common stock that Dr. Bilinsky has the right to acquire from us within 60 days of September 30, 2018 pursuant to the exercise of stock options.

(11)
Consists of 71,421 shares of common stock that Mr. Salka has the right to acquire from us within 60 days of September 30, 2018 pursuant to the exercise of stock options. In May 2017, Mr. Salka resigned as our Chief Executive Officer and as a member of our Board of Directors.

(12)
Includes the shares described in footnotes (3) through (10) above (without duplication of the shares and warrants held by One Funds, an entity with which both Mr. Cook and Dr. Perry are affiliated).

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons beneficially holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Our executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Specific due dates for these reports have been established and we are required to identify those persons who failed to timely file these reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our directors and officers that no other reports were required, during the fiscal year ended December 31, 2017, all of our directors, officers and greater than 10% stockholders complied with the Section 16(a) filing requirements, except for the following:
We issued shares of our common stock to One Funds and amended the terms of certain warrants held by One Funds pursuant to the provisions of a Common Stock Issuance Agreement dated April 8, 2016, and a subsequent amendment to such agreement, as described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, under Item 13—Certain Relationships and Related Transactions, and Director Independence—Common Stock Issuance Agreement. In addition, on November 22, 2016, One Funds acquired 46,666 shares of our common and warrants exercisable for 46,666 shares of our common stock, at a combined purchase price of  $7.50 per share, in our underwritten public offering. In September 2017, the exercise price of these warrants, as well as all other outstanding warrants issued pursuant to our November 2016 public offering, was automatically reduced to $0.5749 in accordance with the terms of the warrants. Jeremey Curnock Cook, the Chairman of our board of directors, was and is affiliated with One Funds, such that he is deemed to beneficially own the shares and warrants held by One Funds. Mr. Cook failed to timely file a report under Section 16(a) of the Exchange Act to reflect the foregoing transactions or his beneficial ownership of the shares and warrants held by One Funds. The delinquent report was filed on March 26, 2018. In April 2017, Dr. Michael Perry, one of our directors, became affiliated with One Funds, such that he may be deemed to beneficially own the shares and warrants held by One Funds. Dr. Perry failed to timely file a report under Section 16(a) of the Exchange Act reflecting his beneficial ownership of the shares and warrants held by One Funds. The delinquent report was filed on March 26, 2018.

Executive Compensation
Our named executive officers for the year ended December 31, 2017, which consist of all individuals who served as our principal executive officer during 2017 and our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2017 are:
•
Paul C. Grint, M.D., our Chief Executive Officer effective June 1, 2017;

•
Steve Martin, our Chief Financial Officer;

•
Dr. Igor P. Bilinsky, our Chief Operating Officer; and

•
M. Scott Salka, our former Chief Executive Officer during 2017 through May 31, 2017.

Summary Compensation Table
The following table provides information regarding the compensation paid during the last two fiscal years to our named executive officers for the year ended December 31, 2017.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Dr. Paul Grint,	2017	277,083	—	154,163	50,000	18,750(4)	499,996
Chief Executive Officer(2)	2016	—	—	—	—	45,000(4)	45,000
Steve Martin,	2017	320,000	—	154,072	173,409	—	647,481
Senior VP and Chief Financial Officer	2016	306,667	—	239,801	67,200	1,341	615,009
Dr. Igor Bilinsky,	2017	323,525	—	201,173	183,805	—	708,503
Senior VP and Chief Operating Officer
Michael Scott Salka,	2017	227,769	—	84,693	144,051	247,917(5)	704,430
former Chief Executive Officer(3)	2016	425,000	—	—	102,000	988	527,988

(1)
In accordance with SEC rules, this column represents the aggregate grant date fair value of the option awards granted during 2017 and 2016 (if any) computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 11 to the consolidated financial statements. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)
Dr. Grint commenced employment with us as Chief Executive Officer in June 2017.

(3)
Mr. Salka terminated employment with us as Chief Executive Officer in May 2017.

(4)
Represents Board of Directors service retainers paid to Dr. Grint for Board services provided prior to his commencement of employment.

(5)
Represents salary continuation severance benefits paid to Mr. Salka.

Base Salary
The base salaries of our named executive officers, as applicable, is generally determined and approved by our Board of Directors, based on the recommendation of the Compensation Committee.
Dr. Grint’s annual base salary for 2017 was $475,000.
Mr. Martin’s annual base salary for 2017 and 2016 was $320,000.
Dr. Bilinsky’s annual base salary for 2017 was $350,000.

Mr. Salka’s annual base salary for 2017 and 2016 was $425,000.
Annual Bonus Opportunity
In addition to base salaries, certain of our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The performance-based bonus a named executive officer may be eligible to receive is generally based on the extent to which we achieve the specified corporate goals that our Board of Directors or Compensation Committee establishes. After the end of the year, typically in February or March, the Board of Directors and/or Compensation Committee reviews our performance against the established corporate goals and approves the extent to which we achieved such goals. In addition, we may award a named executive officer a discretionary cash or equity bonus, if our Board of Directors or Compensation Committee determines appropriate based on the circumstances.
The Board of Directors and/or Compensation Committee generally will consider each executive officer’s individual contributions towards reaching our corporate goals and may also establish specific individual goals for our executive officers as it determines appropriate. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary based on corporate and individual performance, as applicable. Under the terms of his offer letter agreement described below, Dr. Grint is eligible to receive an annual performance-based bonus for 2017 equal to, at target, 50% of his annual salary based on our achievement of certain performance goals. Mr. Martin is eligible to receive an annual performance-based bonus for 2017 equal to, at target, 35% of his annual salary based on our achievement of certain performance goals. Dr. Bilinsky is eligible to receive an annual performance-based bonus for 2017 equal to, at target, 40% of his annual salary based on our achievement of certain performance goals.
Annual performance bonus amounts for 2016 and 2017 were based entirely on corporate goals relating to capital raising, management of operating costs, our clinical trial and manufacturing progress, and certain organizational achievements. In January 2018, the Compensation Committee reviewed the corporate performance goals for Dr. Grint, Mr. Martin and Dr. Bilinsky and also considered other external factors impacting the valuation of the Company. Based on the evaluation of the overall 2017 results by the Compensation Committee and considering the period of services provided in 2017, the Compensation Committee awarded the following cash bonus awards: Dr. Grint $50,000, Dr. Bilinsky $65,000 and Mr. Martin $65,000.
2017 Financing Bonus
On April 1, 2017 we amended our offer letter agreements with Mr. Martin, Dr. Blinsky and Mr. Salka in order to provide us with additional near-term operating flexibility by the executives waiving certain severance benefit rights in exchange for stock options and eligibility to receive cash bonuses upon successful completion of near-term financings.
Each of the offer letter amendments provided for a waiver by the applicable named executive officer of the severance benefits such executive would have otherwise been entitled to in connection with a qualifying termination of employment in the event such termination occurred in connection with a wind-down event at any time before the earlier of  (i) January 1, 2018 and (ii) such time as the Board of Directors had determined that our cash and cash equivalents were sufficient to fund (A) our operations for at least the 12 months following such determination and (B) all our potential liabilities under all then-outstanding obligations related to accrued salaries and wages, and potential severance benefit payment obligations.
In consideration for the applicable named executive officers’ waiver of the severance benefits rights described above, on April 1, 2017 we granted stock options to these individuals under our 2016 Equity Incentive Plan, or 2016 Plan. Such stock options have a four-year term for exercise from the date of grant, were fully-vested upon grant, and were for the following number of shares: Dr. Bilinsky 176,411 shares, Mr. Martin 161,290 shares, and Mr. Salka 214,214 shares.
As further consideration for the waiver of severance benefits, under the terms of the offer letter amendments each of Mr. Martin, Dr. Bilinsky and Mr. Salka was eligible to receive the following bonus payments in connection with the following capital raising milestones if such milestones occurred during their employment with us: (A) if we raised, after April 1, 2017 and on or before May 31, 2017, at least $4,000,000 in aggregate gross proceeds from the sale of our equity securities in one or more financing transactions, the executives would be entitled to receive a lump-sum cash bonus payment in an amount equal to (x) in the case of Mr. Salka, 38.8%, in the case of Dr. Bilinsky, 32%, and in the case of Mr. Martin, 29.2%, multiplied by (y) 3.5% multiplied by (z) the gross proceeds raised by us from such financing transaction(s); and (B) if we raised, after April 1, 2017 and on or before December 31, 2017, at least $10,000,000 in aggregate gross proceeds from the sale of our equity securities in one or more financing transactions, the executives would be entitled to receive a lump-sum cash bonus payment in an amount equal to (x) in the case of Mr. Salka, 38.8%, in the case of Dr. Bilinsky, 32%, and in the case of Mr. Martin, 29.2%, multiplied by (y) 2% multiplied by (z) the gross proceeds raised by us from such financing transaction(s).
In 2017, we raised $10.6 million in gross proceeds from the sale of our equity securities through our May 2017 public offering. As a result, our Board of Directors approved the payment of lump-sum cash bonuses to Mr. Martin, Dr. Bilinsky and Mr. Salka in the amounts of  $108,409, $118,805 and $144,051, respectively.
Equity-Based Awards
Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our named executive officers. Our Board of Directors or our Compensation Committee approves equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives may be awarded an initial new hire grant upon commencement of service and may receive additional grants, as the Board of Directors or Compensation Committee determines appropriate, in order to incentivize and/or reward such executives.
We have traditionally granted stock options to our named executive officers under our equity incentive plans, the terms of which are described below under “— Equity Benefit Plans.”
Agreements with Our Named Executive Officers
Below are descriptions of our employment and consulting agreements with our named executive officers governing the terms of their service with us. For a discussion of the severance pay and other benefits that may be provided in connection with a termination of service and/or a change in control under the arrangements with our named executive officers, please see “— Potential Payments and Benefits upon Termination or Change in Control” below.
Dr. Grint.   In June 2017, we entered into an offer letter agreement with Dr. Grint, our Chief Executive Officer. Dr. Grint’s employment under the agreement is at will and may be terminated by us or Dr. Grint at any time. Under the terms of the agreement, Dr. Grint is entitled to receive an initial annual base salary of $475,000, an annual target performance bonus of 50% of his annual salary based on our achievement of certain performance objectives and options to purchase 475,189 shares of our common stock, which were granted in September 2017.
Mr. Martin.   In January 2016, we entered into an offer letter agreement with Mr. Martin, our Senior Vice President and Chief Financial Officer. Mr. Martin’s employment under the agreement is at will and may be terminated by us or Mr. Martin at any time. Under the terms of the agreement, Mr. Martin is entitled to receive an initial annual base salary of  $320,000, an annual target performance bonus of 35% of his annual salary based on our achievement of certain performance objectives and an option to purchase a number of shares of our common stock equal to 1% of the number of shares of common stock outstanding on a fully-diluted basis, which was granted in January 2016.
Dr. Bilinsky.   In January 2017, we entered into an offer letter agreement with Dr. Bilinsky, our Senior Vice President and Chief Operating Officer. Dr. Bilinsky’s employment under the agreement is at will and may be terminated by us or Dr. Bilinsky at any time. Under the terms of the agreement, Dr. Bilinsky is entitled to receive an initial annual base salary of  $350,000, an annual target performance bonus of 40% of his annual salary based on our achievement of certain performance objectives, an option to purchase a number of shares of our common stock equal to 1.5% of the number of shares of common stock outstanding on a fully-diluted basis, which was granted in January 2017, and an additional option to purchase a number of shares of our common stock equal to 1% of the number of shares of common stock outstanding on a fully-diluted basis following the completion of the first financing transaction following the start of employment. The financing transaction was completed in May 2017, at which time the additional stock option was granted.
Mr. Salka.   On May 31, 2017, Mr. Salka resigned as our Chief Executive Officer and as a member of our Board of Directors. In connection with Mr. Salka’s resignation as our Chief Executive Officer, we entered into a separation and consulting agreement with Mr. Salka, or the Separation Agreement. Pursuant to the Separation Agreement and in exchange for our receipt of an effective release and waiver of claims from Mr. Salka, we agreed to provide Mr. Salka with the following: (i) continued payment of his base salary in effect as of May 31, 2017 for 12 months following his resignation, or the Severance Period; (ii) payment of COBRA premiums on his behalf, through the earliest of the following: (a) the duration of the Severance Period; (b) the date upon which he becomes eligible for health insurance pursuant to another employer-sponsored group health insurance plan; or (c) the date upon which he becomes ineligible for continued coverage under COBRA; and (iii) a stock option under the 2016 Plan, exercisable for 50,000 shares of our common stock at an exercise price equal to the fair market value on the date of grant, which will vest, subject to certain terms and conditions, at the end of the consulting period described below, and may be exercised for a period of three years following the end of such consulting period. Pursuant to the Separation Agreement, Mr. Salka agreed to provide transition and consulting services to us for a period of up to 90 days following May 31, 2017.
Potential Payments and Benefits upon Termination or Change in Control
Dr. Grint, Dr. Bilinsky and Mr. Martin.   Under the terms of the offer letter agreements for each of our three current named executive officers, each named executive officer is entitled to receive 12 months of continued base salary if their employment with us is terminated without cause or if the executive resigns for good reason, and additionally, if such termination or resignation occurs in connection with a change in control, full acceleration of the individual’s equity awards, provided that in either case the person provides us with an effective release of claims.
All of the named executive officers hold stock options under our equity incentive plans that were granted subject to the general terms of our equity incentive plans and form of stock option agreements. A description of the termination and change in control provisions in such equity incentive plans and stock options granted thereunder is provided below under “— Equity Benefit Plans” and the specific vesting terms of each named executive officer’s stock options are described below under “— Outstanding Equity Awards at Fiscal Year End.”

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information regarding all outstanding equity awards held by our named executive officers as of December 31, 2017.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Dr. Grint	848(1)	772(1)	—	56.50	11/5/2025
	—	—	285,113(2)	0.91	9/6/2027
	—	190,076(1)	—	0.91	9/6/2027
	848	190,848
Mr. Martin	4,791(1)	5,200(1)	—	28.50	1/18/2026
	16,128(3)	—	—	4.30	3/31/2021
	—	139,000(1)	—	0.91	9/6/2027
	20,919	144,200
Dr. Bilinsky	—	24,732(1)	—	4.60	1/30/2027
	17,641(3)	—	—	4.30	3/31/2021
	—	87,161(1)	—	0.74	5/30/2027
	17,641	111,893
Mr. Salka	21,421(3)	—	—	4.30	3/31/2021
	50,000(4)	—	—	0.73	8/29/2020
	71,421	—

(1)
Twenty-five percent of the shares vest one year after grant date, with the balance vesting in equal monthly installments thereafter over the next three years, subject to continued service with us.

(2)
The shares underlying this option will vest upon achievement of certain performance criteria.

(3)
One hundred percent of the shares vested upon grant date of April 1, 2017.

(4)
One hundred percent of the shares vested 90 days after the grant date of June 7, 2017.

All of the stock options held by our named executive officers listed in the table above were granted under and subject to the terms of our 2016 Plan and 2013 Stock Incentive Plan, the terms of which are described below under “— Equity Benefit Plans”.
Option Exercises and Stock Vested
Our named executive officers did not exercise any stock option awards during the year ended December 31, 2017.
Pension Benefits
None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.
Non-Qualified Deferred Compensation
None of our named executive officers participate in or have account balances in qualified or non-qualified defined contribution plans or other non-qualified compensation plans sponsored by us.

Equity Benefit Plans
2016 Equity Incentive Plan
The 2016 Plan, was approved by our Board of Directors in April 2016 and subsequently approved by our shareholders in June 2016. The plan provides for the issuance of incentive awards in the form of non-qualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance-based stock awards. The awards may be granted by the Company’s Board of Directors to its employees, including officers, non-employee directors and consultants who provide services to the Company or to a subsidiary of the Company. The exercise price for stock options must not be less than the fair market value of the underlying shares on the date of grant. Stock options expire no later than ten years from the date of grant and generally vest and typically become exercisable over a four-year period following the date of grant. Upon the exercise of stock options, the Company issues the resulting shares from shares reserved for issuance under the 2016 Plan. With the approval of the 2016 Plan, the remaining unallocated shares under the Company’s 2013 Stock Incentive Plan were allocated to the 2016 Plan and an additional 100,000 new shares were added to the authorized share reserve under the 2016 Plan. On January 1, 2017, and January 1, 2018 pursuant to the terms of the 2016 Plan, the number of shares available for issuance under the 2016 Plan automatically increased by 82,440 and 474,946 shares, respectively. On September 7, 2017, the shareholders approved an amendment to the 2016 Plan which increased the aggregate number of shares of common stock authorized for issuance by 800,000 shares.
2013 Stock Incentive Plan
Our 2013 Stock Incentive Plan, or the 2013 Plan, was first approved by our Board of Directors in December 2013 and approved by our shareholders in February 2014, and subsequently amended by our Board of Directors and shareholders effective in August 2015. Following the adoption of the 2016 Plan, no further awards have been or will be granted under the 2013 Plan, and all awards granted under the 2013 Plan that are repurchased, forfeited, expire or are cancelled become available for grant under the 2016 Plan in accordance with its terms. However, all stock options granted under the 2013 Plan continue to be governed by the terms of the 2013 Plan. The terms of the stock options granted under the 2013 Plan, including vesting requirements, were determined by our Board of Directors, subject to the provisions of the 2013 Plan. Options granted under the 2013 Plan generally vest over four years and are exercisable after they have been granted and up to ten years from the date of grant. The exercise price of the incentive stock options must equal at least 100% of the fair market value of our common stock on the date of grant.
Under the terms of the 2013 Plan, upon the effectiveness of a corporate transaction (as such term is defined in the 2013 Plan), all awards granted under the 2013 Plan will terminate unless affirmed by us or assumed by the successor entity. Our Board of Directors may amend the terms of any outstanding award granted under the 2013 Plan, including to provide for acceleration of vesting, but no such action may adversely affect the holder’s rights under an outstanding award without the holder’s consent.
Employee Stock Purchase Plan
Additional long-term equity incentives are provided through our 2016 Employee Stock Purchase Plan, or the ESPP, which became effective in connection with our 2016 Annual Meeting of Shareholders in May 2016. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code. Our Board of Directors has delegated its authority to administer the ESPP to our Compensation Committee. Under the ESPP, all of our regular employees (including our named executive officers) may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased for employees participating in the offering. Unless otherwise determined by our Compensation Committee, shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of  (a) 85% of the fair market value of our common stock on the first date of an offering or (b) 85% of the fair market value of our common stock on the date of purchase. As of December 31, 2017, there were 21,016 shares available for future issuance under the ESPP. On January 1, 2018, pursuant to the terms of the ESPP, the number of shares available for issuance under the ESPP automatically increased by 94,989 shares.
Non-Employee Director Compensation
The following table and related footnotes show the compensation paid during the year ended December 31, 2017 to our non-employee directors, other than Dr. Grint whose 2017 compensation is set forth above under “Executive Compensation” above.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jeremy Curnock Cook(2)	70,000	8,673	—	78,673
Louis Drapeau(3)	61,000	8,673	—	69,673
Michael S. Perry, Ph.D.(4)	59,000	8,673	—	67,673
Vijay Samant(5)	46,000	8,673	—	54,673
Wendy S. Johnson(6)	40,000	8,673	—	48,673

(1)
In accordance with SEC rules, this column represents the aggregate grant date fair value of the option awards granted during 2017 and 2016 (if any) computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 11 in the Notes to the Consolidated Financial Statements to the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2018. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)
As of December 31, 2017, Mr. Cook held stock options for an aggregate of 15,810 shares, of which 3,463 shares were vested and exercisable.

(3)
As of December 31, 2017, Mr. Drapeau held stock options for an aggregate of 12,520 shares, of which 630 shares were vested and exercisable.

(4)
As of December 31, 2017, Dr. Perry held stock options for an aggregate of 12,640 shares, of which 850 shares were vested and exercisable.

(5)
As of December 31, 2017, Mr. Samant held stock options for an aggregate of 12,520 shares, of which 848 shares were vested and exercisable.

(6)
As of December 31, 2017, Ms. Johnson held stock options for an aggregate of 17,516 shares, of which 5,386 shares were vested and exercisable.

In September 2015, the Board of Directors approved a revised compensation structure for our non-employee directors. In 2017, the chairman of the Board received an annual cash retainer of  $60,000 and each other non-employee director received an annual cash retainer of  $40,000. For the Audit Committee, the committee chair received an additional annual cash retainer of  $15,000 and each member received an additional annual cash retainer of  $6,000. For the Compensation Committee, the committee chair received an additional annual cash retainer of  $10,000 and each member received an additional annual cash retainer of  $5,000. For the Nominating and Corporate Governance Committee, the committee chair received an additional annual cash retainer of  $5,000 and each member received an additional annual cash retainer of  $3,000.
During 2017, Dr. Grint served on our Board of Directors both before and following his appointment to the role of Chief Executive Officer. Dr. Grint received compensation totaling $18,750 for his services as a non-employee director and committee member from January 1 through May 31, 2017. In June 2017, Dr. Grint assumed the role of Chief Executive Officer. Once he became an employee, Dr. Grint’s compensation became governed solely by the terms of his employment offer letter agreement described above and he did not receive additional cash or equity compensation for serving on our Board of Directors. All of Dr. Grint’s 2017 compensation, including the compensation he received while serving as a non-employee director prior to becoming our Chief Executive Officer, is reflected in the Summary Compensation Table above.

Transactions with Related Persons
Related-Person Transactions Policy and Procedures
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of  “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000 (or such lower threshold as may be applicable to us from time to time pursuant to the rules and regulations of the SEC or the NYSE American).
Transactions involving compensation for services provided to us by an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for approval. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-person transactions, our Audit Committee or other independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:
•
the risks, costs and benefits to us;

•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the terms of the transaction;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
Certain Related-Person Transactions
The following includes a summary of transactions since January 1, 2016 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of  $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in the sections above entitled “Executive Compensation” and “Non-Employee Director Compensation.”
Exclusive Channel Collaboration
Pursuant to that certain Exclusive Channel Collaboration Agreement, or ECC Agreement, dated as of March 29, 2013, with Intrexon Corporation, we agreed to pay Intrexon Corporation royalties as a percentage in the upper-single digits of the net product sales of a product developed under the collaboration, and up to $7.5 million in aggregate milestone payments for each product developed. Intrexon Corporation owned more than 5% of our common stock at the time of the transaction. On April 13, 2016, we provided written notice to Intrexon Corporation of our election to voluntarily terminate the ECC Agreement. The effective date of termination was July 12, 2016.

Common Stock Issuance Agreement
On April 8, 2016, we entered into a Common Stock Issuance Agreement, or CSIA, with certain former holders of our Series B convertible preferred stock, including Pendinas Limited (which owned more than 5% of our common stock on the date of the CSIA) and One Funds
Pursuant to the CSIA, we issued shares of our common stock to such holders, and amended certain warrants to purchase common stock issued to such holders in the private placement of Series B convertible preferred stock in June 2013 and/or July 2013, in order to reduce the exercise price of such warrants from $70.00 per share to $40.50 per share and extend the expiration date thereof from June 26, 2018 to March 31, 2021. As consideration for the transactions described above, such holders waived their right to receive approximately $2.2 million in aggregate cash payments to which they were entitled upon the conversion of all outstanding shares of Series B convertible preferred stock into shares of common stock on April 8, 2016, in respect of accrued dividends on their former shares of Series B convertible preferred stock. Such holders also waived their registration rights with respect to certain future registration statements that may be filed, and certain future public offerings that may be conducted, by us.
The table below summarizes the shares issued to Pendinas Limited and One Funds and the accrued dividends waived by such parties:
Related Person	Shares Issued	Accrued Dividends Waived
Pendinas Limited	58,455	$1,504,433
One Funds	17,129	$440,859
The CSIA also contained price protection obligations that required us to issue a formula-based number of shares of our common stock to the holders for no additional consideration upon the completion of certain dilutive financings within a defined period.
Pursuant to the terms of the CSIA and in connection with the registered direct public offering that we completed in June 2016, on June 21, 2016 we issued 51,383 and 15,057 shares of common stock to Pendinas Limited and One Funds, respectively, for no additional consideration. Pendinas Limited ceased to be a “related person” following the completion of our May 2017 public offering.
On June 27, 2017, we entered into an amendment to the CSIA, or the Amendment, to, among other things, terminate the price protection obligations contained in the CSIA. In consideration for the termination of such price protection obligations and a release of claims by the shareholders party to the CSIA, on June 29, 2017 we issued an aggregate of 28,684 shares of common stock to the shareholders party to the Amendment, including 5,757 shares to One Funds. Pursuant to the Amendment and following receipt of shareholder approval at our 2017 Annual Meeting of Shareholders, on September 19, 2017 we issued to One Funds an additional 105,015 shares of common stock.
Settlement Agreement
On November 12, 2016, we entered into a settlement agreement with NRM VII Holdings I, LLC, or NRM, to settle a complaint filed by NRM in April 2016 against us and the members of our Board of Directors in the Superior Court of California, County of San Diego, alleging that we breached the implied covenant of good faith and fair dealing by entering into an alleged scheme to force NRM to convert its shares of Series B convertible preferred stock into shares of our common stock. The complaint further alleged that the members of our Board of Directors who were named as defendants breached their fiduciary duty of good faith and loyalty owed to NRM, as one of our shareholders, by participating in this alleged scheme. Pursuant to the settlement agreement, NRM dismissed the allegation with prejudice upon receipt of a cash payment of  $2.0 million, which was paid to NRM by our insurance carrier in 2016. The settlement agreement contains mutual releases covering all claims that we or our affiliates, or NRM or its affiliates, have or may have against the other party or such other party’s affiliates in connection with the allegation or otherwise as of the date of the settlement agreement.
Upon the automatic conversion of NRM’s shares of our Series B convertible preferred stock into shares of our common stock on April 8, 2016, we became obligated to pay NRM accrued dividends in the amount of approximately $914,000. Upon NRM’s receipt of the $2.0 million settlement payment described above, our accrued dividends payment obligation to NRM was extinguished.
Employment Agreements
We have entered into compensatory arrangements with our executive officers, as more fully described in the section above entitled “Executive Compensation.”
Stock Options Granted to Executive Officers and Directors
We have granted stock options to our executive officers and directors, as more fully described in the sections above entitled “Executive Compensation” and “Non-Employee Director Compensation.”
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, as described in the sections above entitled “Executive Compensation” and “Non-Employee Director Compensation.”

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of annual meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are AmpliPhi shareholders will be “householding” the Company’s proxy materials. A single set of annual meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or AmpliPhi. Direct your written request to AmpliPhi Biosciences Corporation, Attn: Investor Relations, 3579 Valley Centre Drive, Suite 100, San Diego, California 92130 or contact Matt Dansey at (858) 800-4869. Shareholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,
Jeremy Curnock Cook
Chairman of the Board of Directors
San Diego, California
November 9, 2018
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2017 is available without charge upon written request to: Secretary, AmpliPhi Biosciences Corporation, 3579 Valley Centre Drive, Suite 100, San Diego, California 92130. We will furnish a copy of any exhibit to such report upon written request and payment of reasonable expenses in furnishing such exhibit.

Appendix A
ARTICLES OF AMENDMENT TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
AMPLIPHI BIOSCIENCES CORPORATION
(a Washington corporation)
Pursuant to the provisions of the Washington Business Corporation Act (the “WBCA”), RCW 23B.10.020, RCW 23B.10.030 and RCW 23B.10.060, the undersigned corporation hereby submits these Articles of Amendment for filing:
FIRST: The name of the corporation is AmpliPhi Biosciences Corporation (the “Corporation”).
SECOND: On September 28, 2018, the Board of Directors of the Corporation adopted resolutions amending its Amended and Restated Articles of Incorporation (“Amended Articles”), as follows:
Section 4.1 of Article 4 of the Amended Articles is hereby amended and restated to read in its entirety as follows:
“4.1 Authorized Capital.
The total authorized stock of this corporation shall consist of 217,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share.”
THIRD: The foregoing amendment was submitted to the shareholders of the Corporation for their approval at the Corporation’s annual meeting of shareholders which was duly called and held, upon notice, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. Accordingly, said amendment was duly adopted in accordance with the provisions of RCW 23B.10.030.
FOURTH: These Articles of Amendment shall become effective upon filing with the Secretary of State of the State of Washington.
IN WITNESS WHEREOF, AmpliPhi Biosciences Corporation has caused these Articles of Amendment to be executed by its duly authorized officer on December   , 2018.
AMPLIPHI BIOSCIENCES CORPORATION
By:

Paul C. Grint, M.D.
Chief Executive Officer

Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. X02XPCA1 U P X +q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qAnnual Meeting Proxy Card.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.+A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.For Against Abstain2. Approval of an amendment to AmpliPhi Biosciences Corporation'sAmended and Restated Articles of Incorporation to increase thenumber of authorized shares of common stock from 67,000,000shares to 217,000,000 shares.4. Ratification of the Audit Committee’s selection of Ernst & YoungLLP as the Company’s independent registered public accountingfirm for the fiscal year ending December 31, 2018.For Against Abstain3. Authorization of the adjournment of the annualmeeting, if necessary, to solicit additional proxies ifthere are insufficient votes in favor of Proposal 2.01 - Jeremy Curnock Cook 02 - Paul C. Grint1. Election of Directors: For Withhold For WithholdIMPORTANT ANNUAL MEETING INFORMATION3 9 4 2 8 7 2

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. .Notice of 2018 Annual Meeting of ShareholdersOffices of Cooley LLP4401 Eastgate MallSan Diego, California 92121Proxy Solicited by Board of Directors for Annual Meeting – December 17, 2018Paul C. Grint and Steve R. Martin, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with allthe powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of AmpliPhi Biosciences Corporation to be held onDecember 17, 2018 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the electionof both nominees for director, FOR the amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorizedshares of common stock from 67,000,000 shares to 217,000,000 shares, FOR the authorization of the adjournment of the annual meeting, if necessary, to solicitadditional proxies if there are insufficient votes in favor of Proposal 2 and FOR ratification of the Audit Committee’s selection of Ernst & Young LLP as theCompany’s independent registered public accounting firm for the fiscal year ending December 31, 2018.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side.)Proxy — AmpliPhi Biosciences Corporation2018 Annual Meeting ofAmpliPhi Biosciences Corporation ShareholdersDecember 17, 2018 at 8:00 a.m. Local TimeOffices of Cooley LLP4401 Eastgate Mall, San Diego, California 92121

Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. X02XPBA1 U P X +Annual Meeting Proxy Card.C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.+A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.For Against Abstain2. Approval of an amendment to AmpliPhi Biosciences Corporation'sAmended and Restated Articles of Incorporation to increase thenumber of authorized shares of common stock from 67,000,000shares to 217,000,000 shares.4. Ratification of the Audit Committee’s selection of Ernst & YoungLLP as the Company’s independent registered public accountingfirm for the fiscal year ending December 31, 2018.For Against Abstain3. Authorization of the adjournment of the annualmeeting, if necessary, to solicit additional proxies ifthere are insufficient votes in favor of Proposal 2.01 - Jeremy Curnock Cook 02 - Paul C. Grint1. Election of Directors: For Withhold For WithholdIMPORTANT ANNUAL MEETING INFORMATIONChange of Address — Please print your new address below. Comments — Please print your comments below.B Non-Voting ItemsMeeting AttendanceMark the box to the rightif you plan to attend theAnnual Meeting.000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 3453 9 4 2 8 7 1MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TC123456789qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qElectronic Voting InstructionsAvailable 24 hours a day, 7 days a week!Instead of mailing your proxy, you may choose one of the votingmethods outlined below to vote your proxy.VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by11:59 p.m., Eastern Time, on December 16, 2018.Vote by Internet• Go to www.envisionreports.com/APHB• Or scan the QR code with your smartphone• Follow the steps outlined on the secure websiteVote by telephone• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &Canada on a touch tone telephone• Follow the instructions provided by the recorded message

.Notice of 2018 Annual Meeting of ShareholdersOffices of Cooley LLP4401 Eastgate MallSan Diego, California 92121Proxy Solicited by Board of Directors for Annual Meeting – December 17, 2018Paul C. Grint and Steve R. Martin, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with allthe powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of AmpliPhi Biosciences Corporation to be held onDecember 17, 2018 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the electionof both nominees for director, FOR the amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorizedshares of common stock from 67,000,000 shares to 217,000,000 shares, FOR the authorization of the adjournment of the annual meeting, if necessary, to solicitadditional proxies if there are insufficient votes in favor of Proposal 2 and FOR ratification of the Audit Committee’s selection of Ernst & Young LLP as theCompany’s independent registered public accounting firm for the fiscal year ending December 31, 2018.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side.)Proxy — AmpliPhi Biosciences Corporation2018 Annual Meeting ofAmpliPhi Biosciences Corporation ShareholdersDecember 17, 2018 at 8:00 a.m. Local TimeOffices of Cooley LLP4401 Eastgate Mall, San Diego, California 92121qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q